LETTER OF TRANSMITTAL

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Interests in

HATTERAS MASTER FUND, L.P.

Tendered Pursuant to the Offer to Purchase
 Dated June 15, 2017

THIS LETTER OF TRANSMITTAL MUST BE
 RECEIVED BY UMB FUND SERVICES, INC.
BY JULY 31, 2017.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
 AT 11:59 PM, EASTERN TIME, ON JULY 31, 2017,
UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

Hatteras Master Fund, L.P.
c/o UMB Fund Services, Inc.
235 W. Galena St.
Milwaukee, WI 53212-3948

Fax: (816) 860-3138

Attention: Tender Offer Administrator

For Additional Information:
Phone: (800) 504-9070

Letter of Transmittal Page 1 of 4

Ladies and Gentlemen:

The undersigned hereby tenders to Hatteras Master Fund, L.P., a closed‑end, diversified, management investment company organized as a limited partnership under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund or portion thereof (the “Interest”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated June 15, 2017 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Interest tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Fund will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Interest is purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Interest tendered hereby.

The initial payment of the purchase amount for the Interest tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer, will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Interests will be based on the unaudited net asset value of the Fund as of September 30, 2017, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO: HATTERAS MASTER FUND, L.P., C/O UMB FUND SERVICES, INC., 235 W. GALENA ST., MILWAUKEE, WI 53212-3948, ATTENTION: TENDER OFFER ADMINISTRATOR. FOR ADDITIONAL INFORMATION: PHONE: (800) 504-9070 OR FAX: (816) 860-3138.

Letter of Transmittal Page 2 of 4

LETTER OF TRANSMITTAL

Tender Date: September 30, 2017

Tender Expiration Date: 11:59 PM ET, July 31, 2017

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

PLEASE FAX OR MAIL TO:
HATTERAS MASTER FUND	FAX: (816) 860-3138
Attention: Tender Offer Administrator	Attention: Tender Offer Administrator
c/o UMB Fund Services
235 W. Galena St.	FOR ADDITIONAL INFORMATION:
Milwaukee, WI 53212-3948	PHONE: (800) 504-9070

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS
Hatteras Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:
Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF INTERESTS IN THE FUND BEING TENDERED:

[  ] Entire amount of Interests

[  ] Portion of Interests $______________or______________ Number of Interests

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Interests to have a NAV of less than $25,000, the General Partner of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Interests in the Fund.

Letter of Transmittal Page 3 of 4

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact UMB Fund Services at the 800-504-9070 for instructions.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 4 of 4

TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.